Exhibit 4.1

MPM ASSUMPTION SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 16, 2012 among Momentive Performance Materials, Inc., a Delaware corporation (the “New Issuer”), the Subsidiaries of the New Issuer listed on the signature pages hereto (the “New Note Guarantors”) and The Bank of New York Mellon Trust Company, N.A. as trustee under the indenture referred to below (the “Trustee”).

WHEREAS MPM Escrow LLC, a Delaware limited liability company, and MPM Finance Escrow Corp., a Delaware corporation (together, the “Escrow Issuers”), and MPM TopCo LLC, a Delaware limited liability company (the “Note Guarantor”), have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 25, 2012, providing for the issuance of the Escrow Issuers’ 8.875% First-Priority Senior Secured Notes due 2020 (the “Notes”), initially in the aggregate principal amount of $1,100,000,000;

WHEREAS Section 14.01 of the Indenture provides that the New Issuer and the New Note Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the (i) New Issuer shall unconditionally assume all the Escrow Issuers’ obligations (including Obligations) with respect to the Notes and the Indenture, (ii) the New Note Guarantors shall guarantee the obligations with respect to the Notes on the terms set forth in Article XII thereof and (iii) Escrow Issuers’ obligations with respect to the Notes shall be released on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the New Issuer, the New Note Guarantors and the Escrow Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Issuer, the New Note Guarantors, the Escrow Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Assume Obligations. The New Issuer hereby agrees to unconditionally assume the Escrow Issuers’ obligations (including Obligations) with respect to the Notes and the Indenture on the terms and subject to the conditions set forth in Article XIV of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Escrow Issuers under the Indenture.

SECTION 3. Agreement to Guarantee. The New Note Guarantors hereby agree jointly and severally to unconditionally guarantee the New Issuer’s obligations (including Obligations) under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.

SECTION 4. Notices. All notices or other communications to the New Issuer shall be given as provided in Section 13.02 of the Indenture.

SECTION 5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6. Release of Obligations of the Escrow Issuers and the Note Guarantor. Upon execution of this Supplemental Indenture by the New Issuer, the New Note Guarantors and the Trustee, the Escrow Issuers and the Note Guarantor are unconditionally and irrevocably released and discharged from all obligations and liabilities under the Indenture and the Notes.

SECTION 7. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to principles of conflicts of law.

SECTION 8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

SECTION 11. Covenants. Following the MPM Assumption, the provisions of Article IV of the Indenture shall be deemed to have been applicable to New Issuer and its Restricted Subsidiaries beginning on the Issue Date and, to the extent that the New Issuer and its Restricted Subsidiaries took any action or inaction after the Issue Date and prior to the MPM Assumption that is prohibited by the Indenture, the New Issuer shall be deemed to be in default on such date.

MOMENTIVE PERFORMANCE MATERIALS
INC., as Issuer

By:	/s/ William H. Carter
	Name:	William H. Carter
	Title:	Executive Vice President and Chief
Financial Officer

MOMENTIVE PERFORMANCE MATERIALS
WORLDWIDE INC., as Note Guarantor

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President, Chief
Financial Officer and Treasurer

MOMENTIVE PERFORMANCE MATERIALS
USA INC., as Note Guarantor

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

JUNIPER BOND HOLDINGS I LLC, as Note
Guarantor

By:	Momentive Performance Materials Inc., its sole member

By:	/s/ William H. Carter
	Name:	William H. Carter
	Title:	Executive Vice President and Chief
Financial Officer

[MPM Assumption Supplemental Indenture]

JUNIPER BOND HOLDINGS II LLC, as Note
Guarantor

By:	Momentive Performance Materials Inc., its sole member

By:	/s/ William H. Carter
	Name:	William H. Carter
	Title:	Executive Vice President and Chief
Financial Officer

JUNIPER BOND HOLDINGS III LLC, as Note
Guarantor

By:	Momentive Performance Materials Inc., its sole member

By:	/s/ William H. Carter
	Name:	William H. Carter
	Title:	Executive Vice President and Chief
Financial Officer

JUNIPER BOND HOLDINGS IV LLC, as Note
Guarantor

By:	Momentive Performance Materials Inc., its sole member

By:	/s/ William H. Carter
	Name:	William H. Carter
	Title:	Executive Vice President and Chief
Financial Officer

[MPM Assumption Supplemental Indenture]

MOMENTIVE PERFORMANCE MATERIALS
QUARTZ, INC., as Note Guarantor

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

MPM SILICONES, LLC, as Note Guarantor

By:	Momentive Performance Materials USA Inc., its sole member

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

MOMENTIVE PERFORMANCE MATERIALS
SOUTH AMERICA INC., as Note Guarantor

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

MOMENTIVE PERFORMANCE MATERIALS
CHINA SPV INC., as Note Guarantor

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President, Chief
Financial Officer and Treasurer

[MPM Assumption Supplemental Indenture]

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Richard Tarnas
	Name:	Richard Tarnas
	Title:	Vice President

[MPM Assumption Supplemental Indenture]

Acknowledged by:

MPM ESCROW LLC

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Chief Financial Officer, Senior
Vice President – Finance, and
Treasurer

MPM FINANCE ESCROW CORP.

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Chief Financial Officer, Senior
Vice President – Finance, and
Treasurer

[MPM Assumption Supplemental Indenture]